Exhibit 10.15

Amended September 16, 2016

CARVANA GROUP, LLC

EQUITY INCENTIVE PLAN

Carvana Group, LLC, a Delaware limited liability company (the “Company”), has adopted this Carvana Group, LLC Equity Incentive Plan (as may be amended from time to time, the “Plan”), effective as of March 24, 2015, for the benefit of eligible Employees, non-Employee Officers, Consultants and Directors. The purpose of this Plan is to provide such eligible Employees, non-Employee Officers, Consultants and Directors with an opportunity to participate in the future growth of the Company by offering them equity Awards so as to enhance the ability of the Company and/or its Subsidiaries to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and/or its Subsidiaries.

Pursuant to this Plan, Participants will be granted one or more awards of Class B Common Units (each an “Award” and collectively the “Awards”) and will thereby become Members of the Company. Class B Common Units so acquired shall be governed by, and will be subject to, the terms and conditions (including, without limitation, the transfer and other restrictions) contained in (a) this Plan, (b) an Equity Award Agreement to be executed by and between the Company and each such Participant (including exhibits thereto), and (c) the Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, dated as of March 24, 2015 (as amended, amended or restated or replaced from time-to-time, the “LLC Agreement”).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. Any other capitalized terms used in this Plan but not otherwise defined herein shall have their respective meanings set forth in the LLC Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

1.1.    C Corporation. “C Corporation” shall mean a corporation subject to taxation under Subchapter C of the Code.

1.2.    Carvana. “Carvana” shall mean Carvana, LLC, an Arizona limited liability company.

1.3.    Class B Common Units. “Class B Common Units” shall mean Class B Common Units in the Company as defined in the LLC Agreement. Class B Common Units may be issued in one or several series, each with its own Participation Threshold.

1.4.    Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section, and any regulations promulgated thereunder.

1.5.    Consultant. “Consultant” shall mean any consultant or advisor to the Company, Carvana or its Affiliates (other than as a Director).

1.6.    Director. “Director” shall mean any director or manager of the Company, Carvana or its Affiliates.

1.7.    Disability. “Disability” mean Participant’s inability to perform the essential duties, responsibilities and functions of his position with the Company, Carvana or its Affiliates for a period of 90 consecutive days or for a total of 180 days during any 12-month period as a result of any mental or physical illness, disability or incapacity even with reasonable accommodations for such illness, disability or incapacity provided by the Company, Carvana or its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment; provided that if any such Disability would not be a “disability” within the meaning of Code §409A, no payment shall be made hereunder as a result of any such Disability that would be deferred compensation for purposes of Code §409A. Participant shall cooperate in all respects with the Board if a question arises as to whether he or she has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Board and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with Carvana and/or its Affiliates).

1.8.    Dispute. “Dispute” means any dispute or claim between the Company and any Participant involving or arising under the Plan, any Award or the related Equity Award Unit Agreement, other than any dispute or claim involving or arising under the covenants and agreements set forth in Section 6 of any Equity Award Agreement.

1.9.    Employee. “Employee” shall mean an employee, as defined in accordance with Section 3401(c) of the Code) of Carvana or its Affiliates. For avoidance of doubt, in order to be an Employee, an individual must be classified by Carvana or its Affiliates as (i) an employee, (ii) on its U.S. payroll, and (iii) subject to U.S. payroll tax withholdings.

1.10.    Equity Award Agreement. “Equity Award Agreement” shall mean any Equity Award Agreement pursuant to which Class B Common Units shall be issued to a Participant under this Plan, and shall be referenced herein as “Equity Award Agreement” or “Award Agreement.” An Equity Award Agreement shall be deemed to be an “Equity Agreement” as such term is defined in the LLC Agreement.

1.11.     Equity Securities. “Equity Securities” shall mean, as to any Person (i) shares of capital stock, units or other equity interests in such Person, (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into capital stock, units or other equity interests in such Person and (iii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, units or other equity interests in such Person.

1.12.     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section and any regulations promulgated thereunder.

1.13.    Executive Securities. “Executive Securities” means all Class B Common Units, whether vested or unvested, at any time held by Participant. Executive Securities will continue to be Executive Securities in the hands of any holder other than Participant (except for the

Company, the Controlling Investors and for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Participant as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (i) by way of a unit split, distribution of units, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution or transfer of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Public Offering of a Subsidiary of the Company. Notwithstanding the foregoing, all Unvested Units shall remain Unvested Units after any Transfer thereof and shall only become Vested Units thereafter to the extent provided in the Governing Documents.

1.14.    Governing Documents. “Governing Documents” shall mean the Plan, the LLC Agreement, the applicable Equity Award Agreement, and any holdback agreement, registration agreement, stockholders agreement, security holders agreement or other document, instrument or agreement relating to the Executive Securities and entered into in connection with a Corporate Conversion or a Public Offering.

1.15.    Officer. “Officer” shall mean any officer of the Company, Carvana or its Affiliates.

1.16.    Participant. “Participant” shall mean any Employee, non-Employee Officer, Director or Consultant who is selected by the Board of Managers of the Company to receive an Award pursuant to the provisions of Section 3.1 and who executes an Equity Award Agreement pursuant to the provisions of Section 3.2.

1.17.    Permitted Transferee. “Permitted Transferee” shall have the meaning ascribed to such term in the LLC Agreement.

1.18.    Person. “Person” shall mean and include an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity.

1.19.    Plan. “Plan” shall mean this Carvana Group, LLC Equity Incentive Plan, as may be amended from time to time.

1.20.    Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

1.21.    Substantial Cause. “Substantial Cause” means, with respect to a Participant, (a) if such Participant is a party to an employment or other similar agreement entered into by Participant on or after the date hereof and approved by the Board, Substantial Cause will have the meaning given to such term (or similar term) in such agreement or (b), in the absence of such an agreement (or if such agreement does not define such term or a similar term), the Participant’s (i) engaging in fraud; (ii) engaging in misconduct or gross negligence leading to material harm to Carvana and/or its Affiliates, including but not limited to conduct that contributed to the need for a material financial restatement by Carvana and/or its Affiliates; (iii) being convicted of, or pleading guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; (iv)

the Participant’s willful failure to perform the Participant’s duties to Carvana or to follow the lawful directives of the Board or any executive to which the Participant reports (other than as a result of death or Disability); or (v) any other material breach of any of the Governing Documents which is not cured to the Board’s reasonable satisfaction within 15 days after written notice thereof to Participant. The Company’s Board of Managers shall make a good faith determination as to the existence of Substantial Cause, in its sole discretion. If a Participant’s Termination of Service occurs for any reason other than termination by Carvana for Substantial Cause, but at a time when the Company’s Board of Managers would have determined that Substantial Cause existed, if it had known all relevant facts, then the Participant’s Termination of Service shall be treated as a termination by Carvana for Substantial Cause.

1.22.    Termination of Service. “Termination of Service” shall mean the cessation for any reason, including death, disability, resignation, retirement or termination with or without Substantial Cause, at any time, of a Participant’s employment, services as a director or manager, or engagement as a Consultant to Carvana and/or its Affiliates.

ARTICLE II.

PROFITS INTEREST UNITS SUBJECT TO PLAN

2.1.    Amount of Awards Subject to Plan. The Awards that may be granted under this Plan shall be Class B Common Units. Subject to the provisions of Section 5.3 hereof, the maximum aggregate number of Profits Interest Units which may be granted hereunder is 10,000,000 Class B Common Units, subject to increase or decrease in accordance with the LLC Agreement. Class B Common Units granted under this Plan may be subject to time vesting and/or other requirements, as set forth in the Participant’s Award Agreement.

2.2.    Add-back. If any Award is forfeited by a Participant, the Class B Common Units covered by such Award may thereafter be awarded or regranted under this Plan, subject to the limitations of Section 2.1 on the total amount of Class B Common Units that may be granted under this Plan.

ARTICLE III.

AWARDS

3.1.    Awards.

(a)    The Board of Managers may from time to time, in its sole discretion:

(i)    Select those Employees, non-Employee Officers, Directors or Consultants who in its opinion should receive Awards; and

(ii)    Determine the terms and conditions applicable to such Awards, including provisions for vesting (if any) and forfeiture (if any), consistent with this Plan and with the LLC Agreement.

(b)    Upon the selection of an Employee, non-Employee Officer, Director or Consultant to receive an Award, the Board of Managers shall grant such Award and may impose such conditions on the issuance of such Award as the Board of Managers deems appropriate.

3.2.    Equity Award Agreement. Awards shall be issued only pursuant to an Award Agreement, which shall be executed by the Participant and an officer of the Company and which shall contain such terms and conditions as the Board of Managers shall determine in its sole discretion. Upon execution of the Award Agreement, a Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement. At the request of the Board of Managers, such Participant shall execute a joinder to the LLC Agreement or a counterpart signature page thereto. Any Award or Award Agreement under this Plan need not be the same with respect to each Participant.

3.3.    Restrictions on Awards. All Awards issued under this Plan shall be subject to the Governing Documents. The applicable Award Agreement shall contain such additional restrictions as the Board of Managers shall provide (which restrictions may include, without limitation, restrictions concerning vesting, transferability, and forfeiture and repurchase); provided, however, that, by action taken in its sole discretion after the Award is issued, the Board of Managers may, on such terms and conditions as it determines to be appropriate, in writing remove any or all of the restrictions imposed by the terms of the Award Agreement.

3.4.    Eligibility. An Award of Class B Common Units may only be issued to a Participant for the performance of services to or for the benefit of the Company (i) in the Participant’s capacity as a Member of the Company, (ii) in anticipation of the Participant becoming a Member of the Company, or (iii) as otherwise determined by the Board of Managers, provided that the Class B Common Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto.

3.5.    Rights as Members. Upon the grant of Awards pursuant to this Plan, the Participant shall have, unless otherwise provided by the Board of Managers, all the rights of a Member holding Class B Common Units with respect to said Awards as provided in the LLC Agreement, subject to the restrictions in his or her Award Agreement. As set forth in the LLC Agreement, the Participants shall not, by virtue of their holding Awards, have the right to influence or control the management or operation of the Company, Carvana or any of their Affiliates.

3.6.    Escrow. The Board of Managers or such other escrow holder as the Board of Managers may appoint shall retain physical custody of each certificate, if any, representing any Executive Securities until all of the restrictions, if any, imposed under the Award Agreement with respect to the Executive Securities expire or shall have been removed.

ARTICLE IV.

ADMINISTRATION

4.1.    Powers of Board of Managers. The Board of Managers shall conduct the general administration of this Plan. The Board of Managers shall have the power to interpret this Plan, any Awards granted under this Plan and the Award Agreements pursuant to which Awards are issued, and to adopt such rules for the administration, interpretation, and application of this Plan and to interpret, amend or revoke any such rules. The Board of Managers’ interpretation of this Plan, any Awards granted under this Plan, any Award Agreement and all decisions and determinations by the Board of Managers with respect to this Plan, any Awards granted under this Plan and any Award Agreement are final, binding, and conclusive upon all Participants, the Company and all other interested Persons. The Board of Managers may delegate its powers under this Plan to a compensation committee or other committee established by the Board of Managers.

4.2.    Expenses; Liabilities and Good Faith Actions. All expenses and liabilities which members of the Board of Managers incur in connection with the administration of this Plan shall be borne by the Company. No member of the Board of Managers shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, including grants of Awards, and all members of the Board of Managers shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE V.

MISCELLANEOUS PROVISIONS

5.1.    Restrictions on Transfer of Awards. Each Award granted to a Participant under this Plan is subject to the terms of the Governing Documents, including, without limitation, the provisions regarding restrictions on Transfer of Units set forth in the LLC Agreement. Any Permitted Transferee of Executive Securities shall take such Executive Securities subject to the terms of the Governing Documents and must, upon the request of the Company, agree to be bound by the Governing Documents, and shall execute documentation to such effect on request, as applicable, and must agree to such other waivers, limitations, and restrictions as Carvana or the Company may reasonably require. Any attempted Transfer of any Executive Securities which is not made in compliance with the Governing Documents shall be null and void and of no effect.

5.2.    Approval, Amendment, Modification and Termination of this Plan.

(a)    Subject to the provisions of the LLC Agreement and applicable law, the Board of Managers may terminate, amend or modify this Plan in its sole discretion. Unless terminated earlier pursuant to the preceding sentence, this Plan will terminate on January 1, 2025. No termination of this Plan shall adversely affect in any material way any outstanding Award that was previously granted under this Plan prior to the termination of this Plan, without the written consent or approval of either (a) the Participant holding such award or (b) the holders of a majority in interest of all Executive Securities awarded and then outstanding under the Plan. No Award may be granted or awarded after termination of this Plan.

(b)    This Plan was adopted by the Company and approved by Majority Controlling Investors.

5.3.    Changes in Capitalization and Other Corporate Events.

(a)    In General. Except in the case of a Change in Control (in which case the provisions of Section 5.3(b) shall apply), and subject to the provisions of the LLC Agreement, in the event that the Board of Managers determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, additional Class B Common Units, other Equity Securities, or other property), any Capital Contributions, any recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of assets of the Company, or exchange of Executive Securities or other Equity Securities of the Company, issuance of warrants or other rights to purchase Executive Securities or other Equity Securities of the Company, or other similar corporate transaction or event, affects the Executive Securities such that an adjustment is determined by the Board of Managers, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to an Award, then the Board of Managers may, in such manner as it deems appropriate (in its sole discretion), make such adjustments as it deems appropriate (in its sole discretion), including, without limitation, any or all of the following: (i) adjusting the number and type of Executive Securities subject to any outstanding Award; (ii) adjusting the number and type of Executive Securities with respect to which Awards may be granted under this Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and type of Class B Common Units which may be issued); and (iii) substituting for such Executive Securities then subject to an Award the number and type of Units or other Equity Securities of the Company, or of another corporation or entity, into which, or for which, such Executive Securities may be changed or exchanged.

(b)    Change in Control.

(i)    A “Change in Control” means that one of the following has occurred:

(1)    Any one Person, or more than one Person acting as a group, acquires beneficial ownership of equity of the Company that, together with equity beneficially owned by such Person or group, constitutes more than fifty percent of the fair market value and total voting power of the equity of the Company.

(2)    Any one Person, or more than one Person acting as a group, acquires beneficial ownership of assets of the Company that, together with assets beneficially owned by such Person or group, constitutes 80% or more of the assets of the Company.

Notwithstanding the foregoing, none of the following events shall constitute a Change in Control: (a) the incorporation of the Company; (b) the re-domiciling of the Company; (c) a transaction in which there is a successor to the Company and the majority holders of equity and voting power of the Company immediately prior to the transaction hold a majority ownership of equity and voting power in the successor immediately after the transaction, directly, indirectly, or beneficially; (d) a transaction in which a Person who already owns at least fifty percent of the Company’s equity or assets acquires additional equity or assets, directly, indirectly, or beneficially; (e) the acquisition of additional equity or assets of the Company or its Subsidiaries by Ernest C. Garcia II, Mr. Garcia’s spouse, Mr. Garcia’s son and/or trusts for the benefit of heirs of Mr. Garcia, directly, indirectly, or beneficially; and (f) the passing of ownership of equity or assets of the Company or its Subsidiaries, in whole or part, from, to, or between Mr. Garcia, Mr. Garcia’s spouse, Mr. Garcia’s son, and/or trusts for the benefit of heirs of Mr. Garcia.

(ii)    In the event of a Change in Control, the Board of Managers may provide, in its sole discretion, either by the terms of an agreement relating to such Change in Control or by action taken prior to the occurrence of such Change in Control:

(1)    To the extent that any Executive Securities are Vested Units, for the Participant holding such Vested Units to receive an amount of cash, or other rights, Equity Securities or property selected by the Board of Managers in its sole discretion, or a combination thereof, equivalent to the amount such Vested Units is entitled to receive in connection with distributions made by the Company pursuant to such Change in Control, and such Vested Units thereafter shall terminate.

(2)    To the extent that any Executive Securities are Unvested Units, for assumption, substitution, or continuation of such Unvested Units by the successor entity in such Change in Control transaction (which may be the Company), in its sole discretion, to the extent that such assumption, substitution, or continuation does not result in a violation of Section 409A of the Code. Upon assumption, the successor entity may, in its sole discretion, elect to terminate such Unvested Units and provide to the Participant the fair market value thereof. To the extent that the successor entity does not assume, substitute, or continue such Unvested Units, the Board of Managers shall have the option, in its sole discretion, to arrange for (i) termination of such Unvested Units in exchange for fair market value or (ii) termination of such Unvested \Units and forfeiture to the Company without any further action.

(c)    Conversion to C Corporation. Any conversion of the Company and/or its Subsidiaries to a C Corporation shall be completed in accordance with the terms and conditions of the LLC Agreement.

(d)    Initial Public Offering. In the event that the Company completes an Initial Public Offering (“IPO”), to the extent that any Executive Securities remain Unvested Units (or, if the Company previously has converted to a C Corporation at the time of such IPO, to the extent that unvested or restricted awards or securities previously converted from Class B Common Units under this Plan remain unvested (“Converted Unvested Award”)), such Award or Converted Unvested Award shall not, unless otherwise permitted by the Board of Managers in its sole discretion, vest upon completion of such IPO.

(e)    Discretion Regarding Further Provisions and Restrictions. The Board of Managers may, in its sole discretion, include such further provisions and restrictions, or remove such provisions or restrictions, in any Award, as it may deem appropriate and in the best interests of the Company to effectuate the intent of this Section 5.3.

5.4.    No Rights to Award. No Participant, Employee or other Person shall have any claim to be granted any Award under this Plan, and neither the Board of Managers of the Company, Carvana nor any of their Affiliates is obligated to treat Participants, Employees, and other Persons uniformly.

5.5.    Tax Withholding. The Company (or any Affiliate of the Company) shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any Award or any taxable event relating to or arising from any Award, this Plan or any Award Agreement.

5.6.    No Right to Employment. The Plan is not a contract of employment. Unless an Award Agreement or employment agreement with Carvana or any of its Affiliates provides otherwise, a Participant’s employment is “at will” (meaning that either Participant or Carvana (or applicable Affiliate) may terminate the employment relationship at any time for any reason, with or without notice), and nothing in the Governing Documents shall change this at-will relationship. A Participant’s at-will status may only be changed by a written agreement signed by Participant and Carvana (or applicable Affiliate) expressly stating this at-will relationship is being modified.

5.7.    Unfunded Status of Awards. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, or any of its Affiliates.

5.8.    Indemnification. To the extent allowable under applicable law and the LLC Agreement, each Manager shall be indemnified and held harmless by the Company from any loss, claim, damage, cost, liability, or expense that may be imposed upon or reasonably incurred by such Manager in connection with or resulting from any claim, action, suit, or proceeding to which such Manager may be a party or in which such Manager may be involved by reason of any action or failure to act under this Plan performed or omitted by such Manager in good faith on behalf of the Company or any of its Affiliates and in a manner reasonably believed to be within the scope of authority conferred on such Manager under this Plan and the LLC Agreement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Managers may be entitled under the LLC Agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.9.    Relationship to Other Benefits. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for Carvana, the Company, or any Affiliate. Nothing in this Plan shall be construed to limit the right of Carvana or the Company (a) to establish any other forms of incentives or compensation for Employees, non-Employee, Officers, Directors or Consultants or (b) to grant or assume Units or other rights or interests other than under this Plan.

5.10.    Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Executive Securities pursuant to the Awards, and the payment of money and other benefits under this Plan or under the Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as the Company may, in its sole discretion, deem necessary or desirable in connection therewith. Any Equity Securities delivered under this Plan shall be subject to such restrictions, and the Person acquiring such Equity Securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may, in its sole discretion, deem necessary or desirable to assure compliance with all applicable legal requirements. the Company shall be under no obligation to register under the Securities Act of 1933, as amended, or any other securities laws any of the Units or other securities issued under this Plan. If any of the securities issued under this Plan may in certain circumstances be exempt from registration under such Act, the Company may restrict the transfer of such securities in such manner as it deems advisable to ensure the availability of any such exemption.

5.11.    Section 16 Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, or its successors under such Act. To the extent any provision of this Plan or action by the Board of Managers fails to so comply, it shall be void to the extent permitted by law and voidable as deemed necessary or desirable by the Board of Managers.

5.12.    Expenses. The expenses of administering this Plan shall be borne by the Company.

5.13.    Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

5.14.    LLC Agreement. In the event of any conflict or inconsistency between the provisions of this Plan or any Award Agreement and the provisions of the LLC Agreement, the provisions of the LLC Agreement shall govern and take precedence over the provisions of this Plan or such Award Agreement.

5.15.    Governing Law. This Plan and all Award Agreements and any other agreement hereunder shall be construed in accordance with and governed by the laws of the State of Delaware (regardless of the laws that might otherwise apply under applicable principles of conflicts of laws).

5.16.    Section 409A. No Award is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and, provided that Section 409A of the Code, Treasury Regulations and related Department of Treasury guidance do not require otherwise, neither Carvana nor the Company shall treat any Award as nonqualified deferred compensation. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date hereof the Board of Managers determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date hereof), the Board of Managers may (but shall not be required to) adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Managers determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. To the extent any right acquired by a Participant under the Plan would otherwise result in adverse tax consequences under Section 409A of the Code, such right shall retroactively lapse to the date of grant and shall remain so lapsed unless the Company takes action contemplated above in this Section 5.16. Notwithstanding any other provision of the Plan, neither the Company nor Carvana (1) shall have any obligation to indemnify or hold harmless any Person against any taxes (or any interest or penalties thereon) attributable to the transfer, ownership, exercise, or disposition of, or any other transaction involving, Awards or Executive Securities (including, without limitation, as the result of the application of Section 409A), or (2) represents or warrants any particular tax outcome for any Participant with respect to any Award or Executive Securities.

5.17.    Arbitration. If a Participant and the Company are unable to resolve a Dispute by negotiation in a timely manner (which, in any case, shall not exceed 60 days from the first written notice of a Dispute from one party to the other), either Participant or the Company may, by written notice to the other person, require that the Dispute be resolved through final, binding arbitration held in Phoenix, Arizona, before a single arbitrator in accordance with the CPR Rules for Non-Administered Arbitration in effect as of such date. Unless otherwise agreed, Participant and the Company shall jointly select the arbitrator from the CPR Panels of Distinguished Neutrals based on a list of arbitrator candidates supplied by the CPR Institute. If, within 14 days after written notice of requirement for arbitration under this Section 5.17, Participant and the Company have not reached agreement on the selection of an arbitrator, the arbitrator shall be selected in accordance with the CPR Rules for Non-Administered Arbitration in effect as of such date. The Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any award of the arbitrator shall be final, conclusive and binding on Participant and the Company; provided, however that Participant or the Company may seek to vacate, modify or correct the arbitrator’s decision or award as provided under Section 10 and Section 11 of the Federal Arbitration Act. The arbitrator shall be bound to follow the laws of the State of Arizona, decisional and statutory, in reaching any decision and making any award and shall deliver a written award, including written findings of fact and conclusions of law, with respect to the Dispute to each of Participant and the Company, who shall promptly act in accordance therewith. In no event shall the arbitrator have the power to award damages in connection with any dispute in excess of actual compensatory damages. In particular, the arbitrator may not multiply actual damages or award consequential, indirect, special or punitive damages, including damages for lost profits or loss of business opportunity. Participant or the Company may enforce any award rendered pursuant to the arbitration provisions of this Section 5.17 by bringing suit in any court of competent jurisdiction. All costs and expenses attributable to the arbitrator shall be allocated between Participant and the Company in such manner as the arbitrator determines to be appropriate under the circumstances. Any references in any Equity Award Agreement to the arbitration provisions in Section 15.19 of the LLC Agreement shall be deemed to be amended to refer to this Section 5.17.

5.18.    Protected Rights. Participant understands that nothing in this Plan or any Equity Award Agreement limits Participant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Participant further understands that nothing in this Plan or any Equity Award Agreement limits (1) Participant’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (2) Participant’s right to receive an award for information provided to any Government Agency. In addition, 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Plan or any Equity Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this have the right to disclose in confidence trade secrets to Government Agencies, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.